Exhibit 10.31

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Second Amendment”) is made and entered into effective as of November 21, 2014 (the “Amendment Effective Date”), between TOWER DEVELOPMENT INC., a Hawaii corporation, and LIFESTYLE RETAIL PROPERTIES LLC, a Hawaii limited liability company (collectively, “Buyers”) and KAUAI LAGOONS LLC, a Hawaii limited liability company (individually, “KL”), and MORI GOLF (KAUAI), LLC, a Delaware limited liability company (individually, “MORI Golf”, and collectively with KL referred to herein the “Sellers”).

W I T N E S S E T H:

WHEREAS, Buyers and Sellers previously entered into that certain Purchase and Sale Agreement dated April 25, 2014, as amended by that certain First Amendment to Purchase and Sale Agreement dated October 27, 2014 (collectively, the “Agreement”); and

WHEREAS, Sellers and Buyers desire to further amend the Agreement to reflect their agreement as more particularly set forth herein.

NOW, THEREFORE, for and in consideration of the premises hereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Buyers do covenant, stipulate and agree as follows:

1.        Recitals. The foregoing recitals are true and correct and are incorporated herein by reference. Capitalized terms herein not otherwise defined herein shall be defined as set forth in the Agreement.

2.        Closing Date. Notwithstanding anything in the Agreement to the contrary, the Buyers hereby acknowledge and agree that there are no outstanding contingencies to Buyers’ obligation to close, and that Buyers’ Earnest Money Deposit is non-refundable except in the event Sellers fail to close on the sale of the Property to Buyers. Further, notwithstanding anything in the Agreement to the contrary, the parties hereby agree as follows:

a.        Buyers and Sellers shall meet during the dates of December 2-5, 2014 in Honolulu (the “Closing Meeting”) to finalize all closing documents for execution, including any required “Third Amendment” necessary to document all other matters that Buyers and Sellers may agree upon, or that are necessary under Section 27 entitled “Cooperation” as set forth in the Agreement.

b.        By no later than 12:00 p.m. HST on December 8, 2014, the parties shall deliver all fully-executed closing documents into escrow with the Title Company pursuant to an irrevocable closing direction letter (the form and content of which shall be agreed to by the parties during the Closing Meeting) directing the Title Company to record the closing documents and disburse closing funds in accordance with the terms of the Agreement, or to return such documents and funds to the respective parties if the conditions set forth in such closing direction letter are not satisfied on or before 5:00 p.m. HST on December 22, 2014; provided, however, that the parties hereby agree to provide the Title Company with an extension of up to two (2) business days if such additional time is required in order to comply with the requirements of the Kauai County recording office.

c.        By no later than 11:00 a.m. HST on December 10, 2014, Buyers shall deliver into escrow with the Title Company all funds required from Buyers pursuant to the closing statement.

d.        By no later than 5:00 p.m. HST on December 22, 2014, the Title Company shall record all closing documents to be recorded, following which the Title Company shall immediately disburse the Sellers’ proceeds to Sellers pursuant to the closing statement signed by the parties, and shall release all remaining closing documents from escrow and circulate the same to the parties.

3.        Lagoon Easement. The parties hereby acknowledge and agree that pursuant to the Master Declaration, KL (as Declarant under the Master Declaration) intends to execute and record, prior to the Closing Date, an easement (the “Lagoons Easement”) over the lagoons within the Resort (the “Lagoons”) to the Association of Owners of Kalanipu’u Condominium, Inc. (the “Kalanipu’u Association”), and to retain an easement over the Lagoons for use in connection with the Timeshare Parcel, for (i) drawing water from the Lagoons for heating, ventilation, and air conditioning systems within the portion of the Resort governed by the Kalanipu’u Association (the “Kalanipu’u Parcel”) and within the Timeshare Parcel; (ii) for drawing water from the Lagoons for irrigating the Kalanipu’u Parcel and Timeshare Parcel, (iii) for general recreational use; (iv) for maintenance of the Lagoons in the event the Master Association fails to so maintain; and (v) provide a notification procedure in connection with the draining of lagoons to accommodate necessary repair and maintenance of the lagoons. The parties shall negotiate in good faith to agree upon the Lagoons Easement prior to Closing Date. Buyers hereby acknowledge and agree to the recording of the Lagoons Easement and acknowledge that such action shall not form the basis for any title objections of Buyers pursuant to the terms of the Agreement.

4.        Effect of Amendment. All terms and conditions of the Agreement not modified by this Second Amendment shall remain in full force and effect.

5.        Counterparts; Transmission. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Copies of this executed Second Amendment transmitted electronically or by telecopy (facsimile) may be relied upon by Sellers and Buyers.

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SIGNATURE PAGE(S) TO FOLLOW]

IN WITNESS WHEREOF, Buyers and Sellers have each executed this Second Amendment or have caused it to be executed by a duly authorized officer, member or manager, as appropriate, to be effective on the date set forth above.

TOWER DEVELOPMENT INC.

By	/s/ Edward Bushor
Printed:
Its:

LIFESTYLE RETAIL PROPERTIES LLC

By	/s/ Edward Bushor
Printed:
Its:

IN WITNESS WHEREOF, Buyers and Sellers have each executed this Second Amendment or have caused it to be executed by a duly authorized officer, member or manager, as appropriate, to be effective on the date set forth above.

KAUAI LAGOONS LLC

By:	/s/ Donald L. Baarman
Printed:	Donald L. Baarman
Its:	Authorized Representative

MORI GOLF (KAUAI), LLC

By:	/s/ Donald L. Baarman
Printed:	Donald L. Baarman
Its:	Authorized Representative